Exhibit 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                  MOBIUS FINANCIAL NEWS RELEASE


                                       Contact:  Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Dukas Public Relations Inc.
                                                 Richard Dukas
                                                 212-704-7385
                                                 richard@dukaspr.com

For Immediate Release

                 MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS RESULTS
                   FOR FISCAL FOURTH QUARTER AND YEAR-END 2005

         Fourth quarter marks third quarter of sequential revenue growth and return to profitability

Rye, NY, August 3, 2005 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal fourth quarter and year-end 2005.

Total consolidated revenues for the fiscal fourth quarter ended June 30, 2005 were $23.1 million, compared with $23.6 million for the same period last year. Software license revenues for the fiscal fourth quarter of 2005 were $11.1 million, compared with $12.4 million in the fiscal fourth quarter of the prior year. Maintenance revenues were $10.6 million in the fiscal fourth quarter of this year, compared with $10.1 million in the fiscal fourth quarter of the prior year. Net income for the fiscal fourth quarter of 2005 was $615,000, or $0.03 per diluted share, as compared with $1.8 million, or $0.09 per diluted share, in last year's fourth quarter. These results are in line with the Company's previously issued guidance which accompanied the issuance of its financial results for the fiscal third quarter ended March 31, 2005.


                                    - more -

Revenue in the fiscal fourth quarter of this year included a contract for $5.7 million in software license fees with a major international financial institution. Included in the current quarter's earnings was a $250,000 pre-tax charge ($0.01 per diluted share) related to the accelerated vesting of certain employee stock options. Included in the fiscal fourth quarter of the prior year was a $1.0 million pre-tax charge ($0.03 per diluted share) for acquired in-process R&D related to the Company's acquisition of the technology and certain other assets of eManage Inc.

For the fiscal year ended June 30, 2005, total consolidated revenues were $77.7 million, compared with $88.1 million in the prior fiscal year. Net loss for the fiscal year ended June 30, 2005 was $2.7 million, or $0.15 per share, as compared with net income of $4.8 million, or $0.24 per diluted share, in the prior fiscal year. Included in fiscal 2005 and 2004 were pre-tax charges of $250,000 and $1.0 million, respectively, related to special charges as discussed above.

As of June 30, 2005, cash totaled $33.7 million, compared with $33.6 million at June 30, 2004. As of June 30, 2005, total software license installments receivable amounted to $30.9 million, as compared with the June 30, 2004 balance of $36.5 million. The Company had no bank debt outstanding at June 30, 2005.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "We continue to see positive signs at Mobius, including returning to profitability in the fourth quarter, delivering a third quarter of sequential revenue growth and increasing our cash balance by over $6.0 million in the fourth quarter to end the year with slightly higher cash than the prior year. In addition, we have announced senior personnel appointments, including our most recent addition of David Barton as our new Senior Vice President of World Wide Sales at the end of June. David brings a wealth of sales management experience in delivering software solutions and I am confident he will build the efficiency and effectiveness of our sales force. His appointment follows that of Mauricio Barberi as Senior Vice President of Marketing, which we announced earlier in the year, and rounds out our senior management staff. These new additions to our management team will be key to generating future revenue growth."


                                    - more -

Guidance
--------

In conclusion, Mr. Gross noted, "I believe we can continue to make improvements in our business as our new leaders gain experience with Mobius and, as a Company, we execute on our strategy. We are currently forecasting revenue in our fiscal first quarter ending September 30, 2005, which is seasonally one of our slowest periods, to be between $20.0 million and $21.5 million, which would result in earnings per share of between breakeven and a loss of $(0.05) per diluted share. As previously announced, we will be adopting the provisions of Financial Accounting Standards Board's Statement No. 123 (revised 2004), "Share-Based Payment" (FAS 123R) in the first quarter, which will require the Company to record stock-based employee compensation expense in the Income Statement rather than as a footnote disclosure. The impact of FAS123R included in our first quarter projection is expected to be approximately $0.01 per share."

Recent Highlights
-----------------

Mobius Names David B. Barton New Senior Vice President of Worldwide Sales:
Mobius announced the appointment of David B. Barton, 48, as Senior Vice President of Worldwide Sales, effective as of June 22, 2005. Mr. Barton previously served as Vice President - Financial Services Global Accounts at StorageTek, a leader in the storage and management of critical business information. Prior to joining StorageTek, he held positions of increasing responsibility at Computer Network Technology (CNT), culminating with his appointment as Vice President & General Manager - Worldwide Professional Services. While with CNT, a storage networking solutions company, Mr. Barton was responsible for $185 million in revenue and managed a staff of 175.

Mobius Announces Next-Generation Content Integration: Mobius announced version
2.2 of ViewDirect(R) Total Content Integrator, a Web services-based facility for cross-repository, cross-platform access to content in any format from any source.


                                    - more -

Mobius Accelerates Stock Option Vesting: Mobius announced that its Board of Directors approved a plan, effective June 14, 2005, to accelerate the vesting of all unvested employee stock options other than those options awarded to officers of the Company.

Mobius Presents at the AeA Micro Cap Financial Conference: On May 16, 2005, the management of Mobius presented to investors at the AeA Micro Cap Financial Conference at the Monterey Plaza Hotel in Monterey, CA. The presentation was also available via Web cast.

Mobius Names Louis Hernandez, Jr. to Board of Directors: Mobius announced that Louis Hernandez, Jr., Chairman and Chief Executive Officer of Open Solutions Inc. (Nasdaq: OPEN), has joined the Company's Board of Directors effective May 3, 2005. With his election, the Company's Board expands to eight members. Mr. Hernandez will also serve on the Board's Audit Committee. Open Solutions is a leading provider of enterprise-wide enabling technologies for financial institutions throughout North America.

Conference Call Information
---------------------------
Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal fourth quarter and year-end 2005 results. Interested persons wishing to listen to the conference call via Web cast may access it at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113759&eventID=
1099343
The conference call will be available for playback following the live call from approximately 12:00 p.m. (Eastern) on Wednesday, August 3, until 11:59 p.m. (Eastern) on Tuesday, August 9. The number for the replay is 877-519-4471. Callers should enter pin number 6258341.



                                    - more -

About Mobius
------------

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM is a comprehensive suite that integrates content across disparate repositories, supports regulatory compliance, and provides content-enabled applications that automate business processes. Mobius solutions have achieved industry-wide recognition for breadth of functionality, breadth of supported formats, and high-volume, high-demand performance. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements.

Important factors that might affect actual results, performance or achievements include, among other things, statements regarding market acceptance of Mobius's products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, cost of compliance with the Sarbanes-Oxley Act, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, factors affecting valuation of stock option expense, changes in prevailing equity-based compensation practices, general conditions in the economy and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 10, 2004, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.

                               (Tables to follow)

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)


                                                         Three Months Ended             Twelve Months Ended
                                                       6/30/05        6/30/04         6/30/05         6/30/04
                                                       -------        -------         -------         -------

Revenues:
   Software license                                   $ 11,053       $ 12,444        $ 30,883        $ 42,858
   Maintenance                                          10,611         10,081          41,416          40,151
   Professional service and other                        1,426          1,025           5,374           5,079
                                                      --------       --------        --------        --------
     Total revenues                                     23,090         23,550          77,673          88,088
                                                      --------       --------        --------        --------

Cost of revenues:
   Software license                                        267            243           1,773           1,115
   Maintenance                                           2,012          2,062           8,094           7,048
   Professional service and other                        1,431            970           4,782           5,506
                                                      --------       --------        --------        --------
     Total cost of revenues                              3,710          3,275          14,649          13,669
                                                      --------       --------        --------        --------

Gross profit                                            19,380         20,275          63,024          74,419
                                                      --------       --------        --------        --------

Operating expenses:
   Sales and marketing                                  10,529          8,576          36,402          35,090
   Research and development                              5,547          5,488          22,722          20,797
   General and administrative                            3,135          2,920          12,000          11,397
   Acquired in-process R&D                                --              956            --               956
                                                      --------       --------        --------        --------
     Total operating expenses                           19,211         17,940          71,124          68,240
                                                      --------       --------        --------        --------

Income (loss) from operations                              169          2,335          (8,100)          6,179

Miscellaneous income, net                                  735            468           2,368           1,750
                                                      --------       --------        --------        --------
Income (loss) before income taxes                          904          2,803          (5,732)          7,929
Provision for (benefit from) income taxes                  289            989          (3,037)          3,127
                                                      --------       --------        --------        --------

Net income (loss)                                     $    615       $  1,814        $ (2,695)       $  4,802
                                                      ========       ========        ========        ========
Basic weighted average shares                           18,509         18,272          18,409          17,964
Basic earnings (loss) per share                       $   0.03       $   0.10        $  (0.15)       $   0.27
Diluted weighted average shares                         19,749         19,708          18,409          19,937
Diluted earnings (loss) per share                     $   0.03       $   0.09        $  (0.15)       $   0.24

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                        6/30/05         6/30/04
                                                        -------         -------
Assets:
Current Assets:
  Cash and cash equivalents                             $33,726         $33,592
  Accounts receivable, net                               10,519          11,874
  Software license installments, current                 12,926          14,172
  Other current assets                                    2,310           2,348
                                                        -------         -------
Total Current Assets                                     59,481          61,986

Property and equipment, net                               3,663           4,257
Software license installments, non-current               17,991          22,358
Deferred income taxes, non-current                        5,996           2,514
Other non-current assets                                  3,963           4,461
                                                        -------         -------

Total Assets                                            $91,094         $95,576
                                                        =======         =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                 $14,363         $18,039
  Deferred revenues, current                             23,344          21,973
  Deferred income taxes, current                          5,229           5,482
                                                        -------         -------
Total Current Liabilities                                42,936          45,494

Deferred revenues, non-current                            3,091           4,704
Deferred income taxes, non-current                          779             239
Other non-current liabilities                               721            --

Total Stockholders' Equity                               43,567          45,139
                                                        -------         -------

Total Liabilities and Stockholders' Equity              $91,094         $95,576
                                                        =======         =======

                                      # # #